UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2008

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	000-1469	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2008, the Board of Directors (the “Board”) of Churchill Downs Incorporated (the “Company”) voted to approve amendments (the “Bylaw Amendments”) to Article IV, Sections 2 and 4 of the Amended and Restated Bylaws of the Company, effective immediately. The Bylaw Amendments provide that the Executive Committee and Compensation Committee of the Board shall not have the power to enter into any employment agreement with the Chief Executive Officer of the Company without the specific approval and ratification of the full Board. The Amended and Restated Bylaws had previously provided that such committees did not have the power to enter into any employment agreement with any officer of the Company without the specific approval and ratification of the full Board.

A copy of the Amended and Restated Bylaws of the Company, including the Bylaw Amendments, is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective November 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

November 20, 2008	By:	/s/ Rebecca C. Reed
Rebecca C. Reed
Senior Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective November 14, 2008.